As filed with the Securities and Exchange Commission on August 5, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3253730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(408) 232-9200

(Address of principal executive offices)

Amended and Restated 2010 Employee Stock Purchase Plan

(Full title of the plan)

Timothy S. Jenks

Chief Executive Officer

c/o NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(408) 232-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John H. Sellers, Esq.

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.0025 per share
— Amended and Restated 2010 Employee Stock Purchase Plan	1,500,000 shares	(2)	$4.28	$6,420,000.00	$778.11
Total	1,500,000 shares			$6,420,000.00	$778.11

(1)         Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Amended and Restated 2010 Employee Stock Purchase Plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)         Represents an increase in the number of shares of Common Stock reserved for issuance under the NeoPhotonics Corporation Amended and Restated 2010 Employee Stock Purchase Plan.

(3)         Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and aggregate offering price are based on the average of the high ($4.43) and low ($4.125) sales prices of the Registrant’s Common Stock on August 2, 2019, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,500,000 shares of the Registrant’s Common Stock reserved for issuance under the Registrant’s Amended and Restated 2010 Employee Stock Purchase Plan.

The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on February 2, 2011 (File No. 333-172031), October 13, 2011 (File No. 333-177306), February 10, 2012 (File No. 333-179453), June 25, 2013 (File No. 333-189577), July 25, 2014 (File No. 333-197657), March 24, 2015 (File No. 333-202942), March 24, 2016 (File No. 333-210399), April 7, 2017 (File No. 333-217211), March 14, 2018 (File No. 333-223661) and April 15, 2019 (File No. 333-230859) relating to the Registrant’s Amended and Restated 2010 Employee Stock Purchase Plan and certain other plans, are incorporated herein by reference and made a part hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission (File No. 001-35061) are incorporated into this Registration Statement on Form S-8 by reference:

(a)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on March 8, 2019;

(b)                                 The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the Commission on May 7, 2019;

(c)                                  The Registrant’s Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof) filed with the Commission on January 14, 2019, June 10, 2019, June 19, 2019 and July 10, 2019;

(d)                                 The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 22, 2019; and

(e)                                  The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on January 28, 2011, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such reports and documents.

Any statement contained in a report or document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed report or document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of NeoPhotonics Corporation.	8-K	001-35061	3.1	February 10, 2011
4.2	Amended and Restated Bylaws of NeoPhotonics Corporation.	S-1	333-166096	3.5	November 22, 2010
4.3	Specimen Common Stock Certificate of NeoPhotonics Corporation.	S-1	333-166096	4.1	May 17, 2010
5.1	Opinion of Cooley LLP.					x
23.1	Consent of Cooley LLP (included in Exhibit 5.1).					x
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					x
24.1	Power of Attorney (reference is made to the signature page of this Form S-8).					x
99.1	NeoPhotonics Corporation Amended and Restated 2010 Employee Stock Purchase Plan.	DEF 14A	001-35061	Annex B	April 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 5, 2019.

NeoPhotonics Corporation

By:	/s/ Timothy Jenks
Timothy S. Jenks
President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints TIMOTHY S. JENKS and ELIZABETH EBY, jointly and severally, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy S. Jenks	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 5, 2019
Timothy S. Jenks

/s/ Elizabeth Eby	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 5, 2019
Elizabeth Eby

Director
Charles J. Abbe

/s/ Yanbing Li	Director	August 5, 2019
Yanbing Li

/s/ Bandel L. Carano	Director	August 5, 2019
Bandel L. Carano

/s/ Rajiv Ramaswami	Director	August 5, 2019
Rajiv Ramaswami

/s/ Michael J. Sophie	Director	August 5, 2019
Michael J. Sophie

/s/ Ihab S. Tarazi	Director	August 5, 2019
Ihab S. Tarazi